Exhibit 99.2

CERTIFICATION
Pursuant to 18 United States Code § 1350

     The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramiro G. Peru
Name:	Ramiro G. Peru
Title:	Senior Vice President and Chief Financial Officer
Date:	May 13, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-Q.